UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 14, 2004


                         National Home Health Care Corp.
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                     0-12927                   22-2981141
          ---------                     -------                   ----------
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)                File No.)             Identification No.)



700 White Plains Road, Suite 275, Scarsdale, New York                    10583
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (914) 722-9000


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 2.02         Results of Operations and Financial Condition.

         On December 14, 2004, National Home Health Care Corp. (the "Company") issued a press release announcing the Company's financial results for the Company's quarter ended October 31, 2004. A copy of that press release is set forth below:


                         NATIONAL HOME HEALTH CARE CORP.
                   ANNOUNCES OPERATING RESULTS FOR ITS FISCAL
                      FIRST QUARTER ENDED OCTOBER 31, 2004
             AND DECLARES QUARTERLY CASH DIVIDEND OF $.075 PER SHARE

         Scarsdale, New York, December 14, 2004. National Home Health Care Corp. (NASDAQ National Market:NHHC), a provider of home health care and staffing services in the Northeast, today reported results for the quarter ended October 31, 2004.

         Net patient revenue for the quarter ended October 31, 2004 was $24,177,000, a decrease of $237,000, or 1% from $24,414,000 for the quarter ended October 31, 2003. Net income for the quarter ended October 31, 2004 was $1,418,000, or $.25 per diluted share, compared to a net income of $1,155,000, or $.20 per diluted share for the quarter ended October 31, 2003.

         The decline in net patient revenue was attributable to the termination of the Company's staffing operations in New York and New Jersey during the fiscal year ended July 31, 2004 and the decrease in subcontracted hours from other Medicare certified agencies in New York, offset by the Company's expansion of its operations in New Jersey, Massachusetts and Connecticut. In addition, the Company recorded a nonrecurring retroactive Medicaid payment of $176,000 in the quarter ended October 31, 2004. The increase in net income was attributable to increased Medicaid reimbursement rates for certain nursing visits in Connecticut, the termination of staffing operations in New York and New Jersey, the increase in Medicare certified business in Massachusetts and the nonrecurring retroactive Medicaid payment.

         The Company also announced that its Board of Directors has declared a regular quarterly cash dividend of $.075 per share on its common stock, payable February 4, 2005 to holders of record of its outstanding common stock on January 21, 2005.

         This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticpate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Form 10-Q, and other filings and releases. These include but are not limited to risks and uncertainties relating to whether the Company can identify, consummate and integrate on favorable terms acquisitions or market penetrations; market acceptance; pricing and demand for the Company's services; changing regulatory environment; changing economic conditions; whether the Company can attract and retain qualified personnel; ability to manage the Company's growth; and other risks detailed in the Company's filings with the SEC.

cc:   Steven Fialkow, President and Chief Executive Officer or
      Robert P. Heller, Chief Financial Officer (914) 722-9000.

STATEMENT OF OPERATIONS DATA:
                                                     Three months ended
                                                        October 31,
                                                  2004               2003
                                            ---------------    ---------------
Revenues                                      $24,177,000         $24,414,000
Operating expenses                             21,897,000          22,538,000
Income from operations                          2,280,000           1,876,000
Other Income:
   Interest                                        48,000              25,000
Income before taxes                             2,328,000           1,901,000
Provision for income taxes                        910,000             746,000
Net income                                      1,418,000           1,155,000
Earnings per share - diluted                        $0.25               $0.20
Weighted average shares - diluted               5,734,510           5,673,853

BALANCE SHEET DATA:
                                                        October 31,
                                                  2004               2003
                                            ---------------    ---------------
Cash and cash equivalents                     $20,006,000         $14,791,000
Total current assets                           39,831,000          35,483,000
Total assets                                   54,912,000          49,615,000
Total current liabilities                       4,804,000           4,597,000
Non-current liabilities                          - - -               - - -
Stockholders' equity                           50,108,000          45,018,000

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NATIONAL HOME HEALTH CARE CORP.


Date:    December 14, 2004                  By: /s/ Robert P. Heller
                                                --------------------------------
                                                Name:  Robert P. Heller
                                                Title: Chief Financial Officer